EXHIBIT 99.1

ChinaNet Online Holdings Reports Second Quarter 2013 Financial Results

Projects $36 million Revenue and $1.2 million Net Income for Full Year 2013

Management to host earnings conference call on Monday, August 19th at 8:30 a.m. ET

BEIJING, Aug. 15, 2013 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) ("ChinaNet" or the "Company"), a leading B2B (business to business) Internet technology company providing online-to-offline ("O2O") sales channel expansion services for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, today announced financial results for the second quarter of 2013.

Summary Financials

Second quarter 2013 Results (USD) (Unaudited)
	Q2 2013	Q2 2012	CHANGE
Sales	$8.9 million	$13.1 million	-32%
Gross Profit	$3.6 million	$3.8 million	-4%
Gross Margin	40.5%	28.7%	+41%
Net Income Attributable to Common Stockholders	$0.4 million	$0.9 million	-52%
EPS (Diluted)	$0.02	$0.04	-50%

Second Quarter 2013 Financial Results

Revenues for the three months ended June 30, 2013 were $8.9 million compared to $13.1 million for the three months ended June 30, 2012, representing a 32% decrease. Low margin TV advertising fell by $3.6 million, accounting for the majority of the year-over-year revenue decline.

Mr. George Chu, Chief Operating Officer of the Company stated, "Despite ongoing challenges in China's economy, we remained profitable during the first half of 2013. Equally important, we started to see some gradual improvement in small business activity toward the end of the quarter as the Chinese government took steps to reinvigorate the economy. While we are encouraged by the increase in the number of customers of our internet advertising segment in the second quarter, which has continued so far in the third quarter, we are investing judiciously in new services such as mobile advertising and marketing and Flying Cloud to position ourselves for a more robust upturn we anticipate occurring in 2014."

Second Quarter 2013 Revenue Breakdown by Business Unit (USD in thousands)

	Q2 2013%		Q2 2012%		% Change
Internet Advertisement	$5,436	61%	$5,358	41%	+1%
TV Advertisement	$2,489	28%	$6,144	47%	-59%
Bank Kiosk	$71	1%	$71	1%	--
Brand Mgmt. & Sales Channel Building	$896	10%	$1,554	12%	-42%

Revenue from internet advertisements for the three months ended June 30, 2013 increased by 1% to $5.4 million compared to the same period a year ago. Excluding the business tax expenses, which were included in revenue for the second quarter of 2012, internet advertising revenues were up 6%, reflecting an increase in the number of internet advertising customers. TV advertising revenues fell to $2.5 million in the second quarter of 2013 from $6.1 million as the Company had significantly higher TV advertising activity in the second quarter of 2012 related to the launch of its entrepreneurial reality show. Brand management and sales channel building revenues fell by approximately $0.7 million as a result of lower spending by customers in reaction to the slowing Chinese economy.

Gross profit for the three months ended June 30, 2013 was $3.6 million, down 4% from $3.8 million in the same period one year ago. Gross margin was 40.5%, up significantly from 28.7% in the second quarter of 2012. Gross margins improved due to increased contribution from higher margin internet advertising revenues and an improvement in TV advertising margins.

Operating expenses for the three months ended June 30, 2013 were approximately $2.8 million, down 5% compared to $3.0 million in the same period in 2012. The Company increased research and development expenses by 9% to support new product investments. General and administrative expenses fell by 4% to $1.7 million in the second quarter of 2013.

The Company recorded $0.8 million of operating income in the three months ended June 30, 2013, essentially flat from the same period one year ago.

Net income attributable to common stockholders for the three months ended June 30, 2013 was $0.4 million and earnings per share was $0.02, compared to $0.9 million and $0.04 for the three months ended June 30, 2012, respectively.

First Half 2013 Results (USD) (Unaudited)
	1H 2013	1H 2012	CHANGE
Sales	$15.9 million	$28.1 million	-43%
Gross Profit	$6.2 million	$6.2 million	--
Gross Margin	38.8%	22.0%	+76%
Net Income/(Loss) Attributable to Common Stockholders	$0.5 million	$0.5 million	-12%
EPS (Diluted)	$0.02	$0.02	--

Revenue for the six months ended June 30, 2013 was $15.9 million compared to $28.1 million in the corresponding period a year ago. Internet advertising, TV advertising, and brand management and sales channel building revenues were $9.2 million, $5.1 million, and $1.4 million in the first half of 2013, respectively.

Gross profit and gross margin for the first six months of 2013 were $6.2 million and 38.8% compared to $6.2 million and 22.0%, respectively, in the same period a year ago.

Operating expenses increased by 4% to $5.4 million in the first half of 2013. ChinaNet generated $0.7 million in operating income, down 22% from $0.9 million in the first half of 2012.

Net income attributable to ChinaNet common stockholders and net income per share were $0.5 million and $0.02 in the first half of 2013 and 2012, respectively. The weighted average diluted shares outstanding was essentially flat year-over-year at 22.2 million shares.

Balance Sheet and Cash Flow

The Company had $3.4 million in cash and cash equivalents as of June 30, 2013, compared to $5.5 million as of December 31, 2012, working capital of $25.7 million, compared to $25.2 million as of December 31, 2012, and a current ratio of 3.6 to 1, compared 3.5 to 1 as of December 31, 2012. Total shareholders' equity of ChinaNet was $45.5 million at June 30, 2013 compared to $44.2 million at December 31, 2012.

The Company had slight cash outflows from operations for the first six months of 2013 compared to a $1.1 million of cash inflows for the first six months of 2012.

Guidance for 2013

The Company provides the following guidance for fiscal year 2013.

Revenues: $36 million
Net Income: $1.2 million

Business Updates

ChinaNet participated in the 2013 Omni-Channel Retailing Conference, one of the premier retail industry events in Hong Kong, from June 4th to June 6th, 2013. The Company's Chief Operating Officer George Chu was a guest on the Senior Executives' Panel, discussing the future of online and mobile retailing.

The Company entered into a partnership agreement with China Business Journal on July 16, 2013 to launch a contest to identify and launch businesses with good growth potential. China Business Journal, a leading print publication with over 920,000 weekly subscribers and over 3 million online readers, will partner with ChinaNet, a leading online marketing and branding services company, to help drive innovation in China's burgeoning small business community.

Wahaha Commercial Co., Ltd. ("Wahaha"), a real estate development company with plans to expand throughout key areas in China via shopping malls, supermarkets and hypermarket chains, brand discount stores, kids and convenience stores, engaged ChinaNet to help organize and host a franchise-related conference to help promote Wahaha's expansion plans. The conference, held from July 25th to July 28th, 2013 in Hangzhou, was attended by over 2,500 participants, including key political, business and community leaders and entrepreneurs.

Conference Call

Date: Monday, August 19, 2013
Time: 8:30 a.m. Eastern Time
Conference Line (U.S.): 1-877-317-6776
International Dial-In: 1-412-317-6776
Conference ID: 10032880
Webcast: http://webcast.mzvaluemonitor.com/Cover.aspx?PlatformId=1565

A power point presentation will be available for downloading on the date of the conference call on ChinaNet's corporate website www.chinanet-online.com; under Investor Relations-News/Events-Events and Presentations.

Please dial in at least 10 minutes before the call to ensure timely participation.

A playback of the call will be available until 8:30 am Eastern Time on August 26, 2013. To listen, call 1-877-344-7529 within the United States or 1-412-317-0088 when calling internationally. Please use the replay pin number 10032880.

About ChinaNet Online Holdings, Inc.

ChinaNet Online Holdings, Inc., a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI, is a leading business to business Internet technology company focusing on providing online-to-offline sales channel expansion services for small and medium-sized enterprises and entrepreneurial management and networking services for entrepreneurs in China. Founded in 2003 and based in Beijing, PRC, the Company's services include its 28.com portal to connect SME franchisors with new franchisees, Internet advertising and marketing with other value-added communication channels, brand management and sales channel solutions, and cloud-computing based management tools, expected to be officially commercialized in 2013. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for number of shares and per share data)

	June 30, 2013	December 31, 2012
	(US $)	(US $)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 3,392	$ 5,483
Term deposit	3,426	3,357
Accounts receivable, net	10,460	8,486
Other receivables, net	3,080	3,103
Prepayment and deposit to suppliers	14,636	14,596
Due from related parties	375	210
Other current assets	104	136
Deferred tax assets-current	23	50
Total current assets	35,496	35,421

Investment in and advance to equity investment affiliates	851	959
Property and equipment, net	1,417	1,636
Intangible assets, net	6,782	7,167
Deposit for purchasing of software technology	808	--
Goodwill	11,312	11,083
Deferred tax assets-non current	1,023	652
Total Assets	$ 57,689	$ 56,918

Liabilities and Equity
Current liabilities:
Accounts payable *	$ 257	$ 110
Advances from customers *	810	1,065
Accrued payroll and other accruals *	947	904
Payable for acquisition *	--	1,266
Taxes payable *	7,564	6,683
Other payables *	259	217
Total current liabilities	9,837	10,245

Long-term liabilities:
Deferred tax liability-non current *	1,612	1,689
Long-term borrowing from director	141	139
Total Liabilities	11,590	12,073

Commitments and contingencies

Equity:
ChinaNet Online Holdings, Inc.'s stockholders' equity
Common stock (US$0.001 par value; authorized 50,000,000 shares; issued and outstanding 22,226,540 shares and 22,186,540 shares at June 30, 2013 and December 31, 2012)	22	22
Additional paid-in capital	20,029	20,008
Statutory reserves	2,296	2,296
Retained earnings	19,969	19,505
Accumulated other comprehensive income	3,209	2,393
Total ChinaNet Online Holdings, Inc.'s stockholders' equity	45,525	44,224

Noncontrolling interests	574	621
Total equity	46,099	44,845
Total Liabilities and Equity	$ 57,689	$ 56,918

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(In thousands, except for number of shares and per share data)

	Six Months Ended June 30,		Three Months Ended June 30,
	2013	2012	2013	2012
	(US $)	(US $)	(US $)	(US $)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales
From unrelated parties	$ 15,767	$ 27,996	$ 8,777	$ 13,076
From related parties	174	66	115	51
	15,941	28,062	8,892	13,127

Cost of sales	9,757	21,902	5,290	9,364
Gross margin	6,184	6,160	3,602	3,763

Operating expenses
Selling expenses	1,390	1,402	602	713
General and administrative expenses	3,146	3,060	1,744	1,817
Research and development expenses	912	756	463	425
	5,448	5,218	2,809	2,955

Income from operations	736	942	793	808

Other income (expenses)
Interest income	64	121	32	116
Other (expenses)/income	(2)	--	(1)	1
	62	121	31	117

Income before income tax expense, equity method investments and noncontrolling interests	798	1,063	824	925
Income tax benefit / (expense)	(268)	(14)	(354)	222
Income before equity method investments and noncontrolling interests	530	1,049	470	1,147
Share of losses in equity investment affiliates	(125)	(297)	(54)	(104)
Net income	405	752	416	1,043
Net loss / (income) attributable to noncontrolling interests	59	(223)	18	(148)
Net income attributable to ChinaNet Online Holdings, Inc.	464	529	434	895

Net income	405	752	416	1,043
Foreign currency translation gain	828	298	613	35
Comprehensive Income	$ 1,233	$ 1,050	$ 1,029	$ 1,078
Comprehensive loss / (income) attributable to noncontrolling interests	47	(266)	9	(154)
Comprehensive income attributable to ChinaNet Online Holdings, Inc.	$ 1,280	$ 784	$ 1,038	$ 924

Earnings per share
Earnings per common share
Basic	$ 0.02	$ 0.02	$ 0.02	$ 0.04
Diluted	$ 0.02	$ 0.02	$ 0.02	$ 0.04

Weighted average number of common shares outstanding:
Basic	22,193,391	22,184,562	22,200,166	22,186,540
Diluted	22,193,391	22,184,562	22,200,166	22,186,540

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2013	2012
	(US $)	(US $)
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$ 405	$ 752
Adjustments to reconcile net income to net cash (used in) / provided by operating activities
Depreciation and amortization	840	818
Share-based compensation expenses	21	27
Allowances for doubtful debts	787	561
Share of losses in equity investment affiliates	125	297
Deferred taxes	(437)	(558)
Changes in operating assets and liabilities
Accounts receivable	(1,781)	(5,346)
Other receivables	(701)	226
Prepayment and deposit to suppliers	258	1,983
Due from related parties	(160)	43
Other current assets	32	26
Accounts payable	142	109
Advances from customers	(274)	1,070
Accrued payroll and other accruals	32	418
Due to related parties	--	(162)
Other payables	(45)	45
Taxes payable	736	783
Net cash (used in) provided by operating activities	(20)	1,092

Cash flows from investing activities
Purchases of vehicles and office equipment	(60)	(46)
Deposit for purchasing of software technology	(800)	--
Project development deposit to a third party	--	(2,450)
Payment for acquisition of VIEs	(1,280)	(553)
Net cash used in investing activities	(2,140)	(3,049)

Cash flows from financing activities
Dividend paid to convertible preferred stockholders	--	(5)
Short-term loan borrowed from an equity investment affiliate	--	316
Short-term loan repaid to an equity investment affiliate	--	(538)
Net cash used in financing activities	--	(227)

Effect of exchange rate fluctuation on cash and cash equivalents	69	61

Net decrease in cash and cash equivalents	(2,091)	(2,123)

Cash and cash equivalents at beginning of the period	5,483	10,695
Cash and cash equivalents at end of the period	$ 3,392	$ 8,572
CONTACT: MZ North America
         Ted Haberfield, President
         Direct: +1-760-755-2716
         Email: thaberfield@mzgroup.us
         Web: www.mzgroup.us